UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2014

ACTAVIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2014, Actavis plc (the “Company”) issued a press release reporting the financial results for the three and nine months ended September 30, 2014. A copy of the press release reporting the financial results of the Company is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In its press release, the Company discloses items not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission) that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its inclusion of non-GAAP financial measures provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends. The determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, adjusted gross margin as a percentage of adjusted net revenues, adjusted SG&A as a percentage of adjusted net revenues, and adjusted R&D expense are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We define non-GAAP net income as consolidated net (loss) / income for such period adjusted for the following net of tax: (i) amortization expenses, (ii) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, (iii) business restructuring charges associated with Actavis’s Global Supply Chain and Operational Excellence Initiatives or other restructurings of a similar nature, (iv) costs and charges associated with the acquisition of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows (v) litigation charges and settlements and (vi) other unusual charges or expenses. We define adjusted EBITDA as an amount equal to consolidated net (loss) / income for such period adjusted for the following (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expenses, (v) losses attributable to non-controlling interest, (vi) stock-based compensation expense, (vii) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, (viii) business restructuring charges associated with Actavis’s Global Supply Chain and Operational Excellence Initiatives or other restructurings of a similar nature, (ix) costs and charges associated with the acquisition of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows (x) litigation charges and settlements and (xi) other unusual charges or expenses.

The information in this report (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits:

99.1	Press Release of Actavis plc entitled “Actavis Net Revenue Increases 83% to $3.7 Billion in Third Quarter 2014; Non-GAAP EPS Increases 53% to $3.19” dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2014	ACTAVIS plc

	By:	/s/ R. Todd Joyce
R. Todd Joyce
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Actavis plc entitled “Actavis Net Revenue Increases 83% to $3.7 Billion in Third Quarter 2014; Non-GAAP EPS Increases 53% to $3.19” dated November 5, 2014.